EXHIBIT 99.1

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200

October 18, 2011

For Immediate Release:	Contact:	Robert M. Farr
Chief Executive Officer
Birmingham Bloomfield Bancshares, Inc.
248-283-6430

Birmingham Bloomfield Bancshares, Inc.

Announces Third Quarter Results

BIRMINGHAM, MI - Birmingham Bloomfield Bancshares, Inc. (OTC Bulletin Board: BBBI.OB) (“the Company”), the holding company for Bank of Birmingham, today announced results for the three and nine month periods ending September 30, 2011. The performance produced record earnings and represents the sixth consecutive quarter of profitability.

The Company reported net income of $109,000 or $0.06 per common share for the third quarter of 2011 compared to net income of $50,000 or $0.03 per common share for the same period of 2010. Net income for the nine month period ended September 30, 2011 was $785,000 or $0.44 per common share compared to $117,000 or $0.06 per common share for the same period last year.

Results of Operation

The Company reported net interest income of $1.281 million for the third quarter of 2011, a 9.5% increase relative to the same quarter of 2010 and a 2.4% increase compared to the most recent linked quarter. The improvement is a direct result of loan growth and lower cumulative funding costs. Net interest margin for the three month period ended September 30, 2011 was 4.44%, marginally lower than the second quarter of 2011 as the Company experienced mild rate compression due to lower asset yields and a change in the mix of the balance sheet. Net interest income for the first nine months of 2011 was $3.792 million, an increase of 19.0% relative to the same period of 2010. The increase in core revenue is a result of earning asset growth and a reduction in deposit expense. Net interest margin for the year to date period ended September 30, 2011 was 4.48% compared to 4.19% for the same period of 2010.

The Company provided $105,000 in provision expense during the third quarter of 2011, a decrease of $151,000 from the same period last year. Total provision expense for the year to date period ending September 30, 2011 was $159,000, compared to $545,000 for same period of 2010. The decrease in provision expense is attributable to the limited number of classified assets and reduction in charge off activity. Net charge offs in 2011 totaled $108,000, compared to $296,000 for the same period last year.

The Company continues to generate significant revenue from non-interest income sources. Net-interest income for the third quarter of 2011 was $319,000, compared to $24,000 for the same quarter in 2010. Total non-interest income for the year to date period ending September 30, 2011

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200

was $924,000 a significant increase relative to the $88,000 reported for the same period last year. The increase for both periods presented is the result of revenue from SBA loan sales and mortgage banking activity; new products offered by the Company in 2011. Income from the sale of residential mortgages in the secondary market totaled $108,000 and $167,000 for the three and nine month periods respectively. The Company also continues to participate in the Small Business Administrative loan program to generate additional revenue. In 2011, the Company earned $186,000 and $687,000, respectively on sales of SBA loans for the quarter and year to date periods presented.

Total non-interest expense for the third quarter of 2011 was $1.317 million, an increase of $477,000 compared to the prior year. Year to date non-interest expense for 2011 totaled $3.607 million, compared to $2.467 million for the same period last year. The increase in expenses are the result of costs associated with developing the mortgage division, expanding office space at the main branch location, hiring additional personnel to accommodate anticipated growth and engaging professionals to assist the Company with strategic initiatives.

Balance Sheet

Total assets as of September 30, 2011 were $124.743 million, a 5.2% increase from the period ended June 30, 2011, and a 13.1% increase from December 31, 2010. The balance sheet growth is a result of successfully attracting core deposits to fund new loan volume. Although the current lending market remains soft, quality opportunities are available. The Company continues to focus on generating organic growth in our primary markets by offering a variety of products and providing exceptional customer service.

The asset quality of the Company remains strong. Nonperforming assets at the end of the quarter totaled $298,000 and the allowance for loan loss represented 1.46% of total loans. At September 30, 2011 the Company’s book value was $4.65 and the subsidiary bank continues to be classified as well capitalized based on regulatory guidelines.

Chief Executive Officer, Rob Farr issued the results and commented, “The Company reported our sixth consecutive quarter of profitability and record earnings for the first nine months of 2011. Our margin remains very strong despite the current rate environment and we achieved a Return on Average Assets before preferred dividends of 1.08% for the year to date period. We have been successful in diversifying our revenue and growing the balance sheet despite a depressed market. The strategic initiatives we established at the beginning of the year are having a material impact on the performance of the Company and provide a strong foundation for the future of the franchise. We are excited about our prospects as we move forward and believe we are in a good position to take advantage of future opportunities.”

Birmingham Bloomfield Bancshares, Inc. is the holding company for Bank of Birmingham, a full-service community bank serving Oakland County. Bank of Birmingham is dedicated to providing financial services to small and medium sized businesses; their owners and employees;

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200

professionals; and individuals who work or reside in the Oakland County market area. Every Bank of Birmingham customer has a relationship manager who serves a single point of contact empowered to provide all the bank’s services.

Birmingham Bloomfield Bancshares, Inc. marketmakers include Howe Barnes Hoefer and Arnett (acquired by Raymond James), Chicago; Monroe Securities, Chicago; Hill, Thompson, Magid & Co; Jersey City, New Jersey; and Hudson Securities, Inc., Jersey City, New Jersey.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free via EDGAR. The Corporation assumes no responsibility to update forward-looking statements.

(Unaudited Consolidated Financial Statements Follow)

Birmingham Bloomfield Bancshares, Inc.

Consolidated Balance Sheet (Unaudited)

	September 30, 2011	December 31, 2010	September 30, 2010
ASSETS
Cash and due from banks	$15,212,448	$5,300,368	$11,661,891
Federal funds sold	—	65,936	50,299

Total cash and cash equivalents	15,212,448	5,366,304	11,712,190
Securities available-for-sale	4,182,261	3,200,002	3,801,572
Securities held-to-maturity	—	—	—
Federal Home Loan Bank Stock	169,900	160,200	162,100

Total securities	4,352,161	3,360,202	3,963,672
Loans held for Sale	1,232,221	322,500	—
Portfolio loans
Consumer loans	1,165,438	1,054,573	1,048,882
Mortgage loans	10,641,099	11,335,007	11,203,167
Commercial loans	90,773,268	87,989,098	82,032,057

Total loans	102,579,805	100,378,678	94,284,106
Less: Allowance for loan loss	1,499,350	1,448,096	1,424,006

Net loans	101,080,455	98,930,582	92,860,100
Premises and equipment, net	1,446,008	1,359,510	1,366,918
Accrued interest receivable and other assets	1,419,754	995,438	1,351,593

TOTAL ASSETS	$124,743,047	$110,334,536	$111,254,473

LIABILITIES
Deposits
Noninterest-bearing	$15,830,438	$14,190,295	$12,708,760
Interest-bearing	95,340,302	83,060,199	87,288,547

Total deposits	111,170,740	97,250,494	99,997,307
Short term borrowings	—	1,469,095	—
Accrued interest payable, taxes and other liabilities	516,351	629,422	358,610

Total liabilities	111,687,091	99,349,011	100,355,917
SHAREHOLDERS’ EQUITY
Senior preferred stock A	—	1,635,000	1,635,000
Discount on senior preferred stock A	—	(61,027)	(65,474)
Warrant preferred stock B	—	82,000	82,000
Premium on warrant preferred stock B	—	6,634	7,117
Senior preferred stock C	—	1,744,000	1,744,000
Discount on senior preferred stock C	—	—	—
Senior preferred stock D	4,621,000	—	—
Common Stock, no par value	17,066,618	17,034,330	17,034,330
Authorized – 4,500,000 shares, Issued and outstanding – 1,812,662
1,800,000 and 1,800,000 shares respectively
Accumulated other comprehensive income	152,009	112,908	150,965
Additional paid in capital	—	—	—
Additional paid in capital - share based payments	493,154	493,154	493,154
Accumulated deficit	(9,276,825)	(10,061,474)	(10,182,536)

Total shareholders’ equity	13,055,956	10,985,525	10,898,556

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$124,743,047	$110,334,536	$111,254,473

	—	—	—
Book value per share	$4.65	$4.21	$4.16

Birmingham Bloomfield Bancshares, Inc.

Consolidated Statement of Income (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Interest Income
Interest and fees on loans
Commercial loans	$1,419,136	$1,330,539	$4,234,101	$3,696,518
Installment loans	16,621	13,270	43,168	32,195
Mortgage loans	21,335	20,201	56,504	56,070
Home Equity loans	94,114	94,064	289,706	272,625
Late charges and fees	3,460	2,953	21,240	16,515

Total loan interest and fee income	1,554,666	1,461,027	4,644,719	4,073,923
Interest bearing deposits	4,940	9,967	15,291	21,283
Federal Funds Sold	—	51	13	1,299
Interest on investment securities
Taxable	22,064	35,215	74,786	101,270
Tax-exempt	408	—	408	—

Total investment income	22,472	35,215	75,194	101,270
Total interest income	1,582,078	1,506,260	4,735,217	4,197,775
Interest Expense
Interest on deposits	301,195	336,660	929,127	1,012,639
Interest on borrowed funds	—	—	14,509	—

Total interest expense	301,195	336,660	943,636	1,012,639

Net Interest Income	1,280,883	1,169,600	3,791,581	3,185,136
Provision for loan losses	105,000	255,652	159,000	544,949

Net Interest Income After Provision for Loan Losses	1,175,883	913,948	3,632,581	2,640,187
Non-interest Income
Service charge income	15,208	14,576	39,369	36,654
Mortgage banking activities	108,384	—	167,145	—
SBA loan sales	186,151	—	686,884	—
Other income	8,808	9,896	30,426	51,718

Total non-interest income	318,551	24,472	923,824	88,372
Non-interest Expense
Salaries and employee benefits	729,641	400,185	1,955,026	1,157,192
Occupancy expense	145,294	109,796	388,979	330,271
Equipment expense	55,722	33,601	133,310	103,670
Advertising	29,276	24,727	110,019	76,967
Data Processing	57,379	56,870	166,952	162,000
Professional fees	105,963	81,234	363,403	247,622
Loan origination expense	37,223	18,346	86,273	58,601
Other expense	156,963	115,721	403,434	330,405

Total non-interest expense	1,317,461	840,480	3,607,396	2,466,728
Net Income Before Income Taxes	176,973	97,940	949,009	261,831
Income tax expense	—	—	—	—

Net Income	176,973	97,940	949,009	261,831
Dividend and accretion on preferred stock	67,995	48,273	164,360	144,931

Net Income applicable to common shareholders	$108,978	$49,667	$784,649	$116,900

Income per share - basic	$0.06	$0.03	$0.44	$0.06

Birmingham Bloomfield Bancshares, Inc.

Financial Summary and Selected Ratios (Unaudited)

(Dollars in thousands except per share data)

	Year to Date
	September 30,		Change
	2011	2010	Amount	Percentage
INCOME STATEMENT
Interest Income	$4,735	$4,198	$537	12.8%
Interest Expense	944	1,013	(69)	-6.8%

Net Interest Income	3,792	3,185	606	19.0%
Provision for loan loss	159	545	(386)	-70.8%
Non-interest income	924	88	835	945.4%
Non-interest expense	3,607	2,467	1,141	46.2%

Net Income before Income Taxes	949	262	687	262.5%
Income tax expense	—	—	—	0.0%

Net Income	949	262	687	262.5%
Dividend and accretion on preferred stock	164	145	19	13.4%

Net Income - common shareholders	$785	$117	$668	571.2%

Income per share - basic & diluted	$0.44	$0.06	$0.37	571.0%

BALANCE SHEET DATA
Total assets	124,743	111,254	13,489	12.1%
Average Assets	118,010	104,903	13,107	12.5%
Total loans	102,580	94,284	8,296	8.8%
Allowance for loan loss (ALLL)	1,499	1,424	75	5.3%
Total deposits	111,171	99,997	11,173	11.2%
Other borrowings	—	—	—	0.0%
Shareholders’ equity	13,056	10,899	2,157	19.8%
Average Equity	11,728	10,785	943	8.7%
ASSET QUALITY
Other real estate owned (OREO)	298	—	298	0.0%
Net charge-offs	108	296	(188)	-63.5%
Non-accrual loans	—	298	(298)	-100.0%
(2) Non-performing assets (NPA)	298	298	(0)	-0.1%
Non-accrual loans / total loans	0.00%	0.32%	-0.32%	-100.0%
Allowance for loan loss / total loans	1.46%	1.51%	-0.05%	-3.2%
PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.48%	4.19%	0.29%	6.9%
(1) Return on average assets (annualized)	1.08%	0.33%	0.75%	223.6%
(1) Return on average common equity (annualized)	15.80%	4.74%	11.06%	233.5%
Efficiency ratio	76.50%	75.35%	1.15%	1.5%
Tier 1 Leverage Ratio (Bank only)	9.22%	8.19%	1.03%	12.58%
Equity / Assets	10.47%	9.80%	0.67%	6.8%
Total loans / Total deposits	92.3%	94.3%	-2.01%	-2.1%
Book value per share	$4.65	$4.16	$0.49	11.7%
Income (loss) per share - basic & diluted	$0.44	$0.06	$0.37	571.0%
Shares outstanding	1,812,662	1,800,000	12,662	0.7%

(1)	Amount is computed on net income before preferred dividends.
(2)	Non-performing assets includes non-accrual loans and other real estate owned.

Birmingham Bloomfield Bancshares, Inc.

Financial Summary and Selected Ratios (Unaudited)

(Dollars in thousands except per share data)

	Quarter Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
INCOME STATEMENT
Interest Income	$1,582	$1,565	$1,588	$1,554	$1,506
Interest Expense	301	314	329	327	337

Net Interest Income	1,281	1,251	1,260	1,226	1,170
Provision for loan loss	105	15	39	49	256
Non-interest income	319	280	325	37	24
Non-interest expense	1,317	1,207	1,083	1,046	840

Net Income before Income Taxes	177	310	462	169	98
Income tax expense	—	—	—	—	—

Net Income	177	310	462	169	98
Dividend and accretion on preferred stock	68	48	48	48	48

Net Income applicable to common shareholders	$109	$261	$414	$121	$50

Income per share - basic & diluted	$0.06	$0.15	$0.23	$0.07	$0.03

BALANCE SHEET DATA
Total assets	124,743	118,604	116,521	110,335	111,254
Average Assets	121,526	117,002	115,435	111,366	110,091
Total loans	102,580	100,079	98,205	100,379	94,284
Allowance for loan loss (ALLL)	1,499	1,502	1,487	1,448	1,424
Total deposits	111,171	106,305	104,588	97,250	99,997
Other borrowings	—	—	—	1,469	—
Shareholders’ equity	13,056	11,696	11,403	10,986	10,899
Average Equity	12,520	11,481	11,167	10,942	10,860
ASSET QUALITY
Other real estate owned (OREO)	298	298	—	—	—
Net charge-offs	108	—	—	24	—
Non-accrual loans	—	—	298	298	298
(2) Non-performing assets (NPA)	298	298	298	298	298
Non-accrual loans / total loans	0.00%	0.00%	0.30%	0.30%	0.32%
Allowance for loan loss / total loans	1.46%	1.50%	1.51%	1.44%	1.51%
PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.44%	4.51%	4.49%	4.46%	4.32%
(1) Return on average assets (annualized)	0.58%	1.06%	1.62%	0.60%	0.35%
(1) Return on average common equity (annualized)	8.49%	15.39%	24.17%	8.89%	5.21%
Efficiency ratio	82.37%	78.80%	68.36%	82.78%	70.39%
Tier 1 Leverage Ratio (Bank only)	9.22%	8.54%	8.33%	8.15%	8.19%
Equity / Assets	10.47%	9.86%	9.79%	9.96%	9.80%
Total loans / Total deposits	92.3%	94.1%	93.9%	103.2%	94.3%
Book value per share	$4.65	$4.60	$4.44	$4.21	$4.16
Income (loss) per share - basic & diluted	$0.06	$0.15	$0.23	$0.07	$0.03
Shares outstanding	1,812,662	1,800,000	1,800,000	1,800,000	1,800,000

(1)	Amount is computed on net income before preferred dividends.
(2)	Non-performing assets includes non-accrual loans and other real estate owned.